1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com
Final
Contact:
Monique N. Dolecki, Investor Relations — 201-847-5453
Colleen T. White, Corporate Communications — 201-847-5369
BD ANNOUNCES RESULTS FOR 2011 THIRD FISCAL QUARTER
Franklin Lakes, NJ (August 2, 2011) — BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $2.014 billion for the third fiscal quarter ended June 30, 2011, representing an increase of 10.0 percent from the prior-year period. On a foreign currency-neutral basis, revenues increased 4.8 percent.
“We are pleased with our solid results this quarter, with all three segments contributing to growth,” said Edward J. Ludwig, Chairman and Chief Executive Officer. “Gross margin expansion reflecting favorable product mix has offset some of the headwinds we have been facing as a result of a challenging macroeconomic environment and increased raw material costs.”

1

Agreement to Acquire Carmel Pharma, AB
On July 27, 2011, the Company announced that it had signed a definitive agreement to acquire Carmel Pharma, AB, a Swedish company that manufactures the PhaSeal® System. This is the leading closed-system drug transfer device for the safe handling of hazardous drugs that are packaged in vials. The acquisition is expected to close prior to the end of this fiscal year.
Third Quarter and Nine-Month Fiscal 2011 Operating Results
Reported diluted earnings per share from continuing operations for the third quarter were $1.51, compared with $1.23 in the prior-year period, representing a 22.8 percent increase, or 13.8 percent on a currency-neutral basis.
For the nine-month period ending June 30, 2011, reported diluted earnings per share from continuing operations were $4.23, compared with $3.66 in the prior-year period. The prior-year period included a non-cash charge of $8.9 million, or $0.04 per share, related to healthcare reform impacting Medicare Part D reimbursements. Excluding that item, earnings per share from continuing operations increased by 14.3 percent, compared with adjusted diluted earnings per share from continuing operations of $3.70 in the prior-year period, or 8.1 percent on a currency-neutral basis.
Segment Results
In the BD Medical segment, worldwide revenues for the quarter were $1.045 billion, representing an increase of 10.5 percent compared with the prior-year period, or 4.9 percent on a foreign currency-neutral basis. Revenues reflected strong sales of Pharmaceutical Systems products and international

2

safety, along with solid sales of Diabetes Care products. For the nine-month period ended June 30, 2011, BD Medical revenues increased 4.0 percent, or 1.7 percent on a foreign currency-neutral basis.
In the BD Diagnostics segment, worldwide revenues for the quarter were $631 million, representing an increase of 9.6 percent compared with the prior-year period, or 4.8 percent on a foreign currency-neutral basis. Revenues reflected solid growth in Preanalytical Systems safety-engineered products and strong growth in both the Women’s Health and Cancer and the Infectious Disease product offerings in the Diagnostics Systems unit. For the nine-month period ended June 30, 2011, BD Diagnostics revenues increased 6.4 percent, or 3.9 percent on a foreign currency-neutral basis.
In the BD Biosciences segment, worldwide revenues for the quarter were $338 million, representing an increase of 9.3 percent compared with the prior-year period, or 4.3 percent on a foreign currency-neutral basis. Segment growth was driven primarily by instrument and reagent sales in the Cell Analysis unit. Discovery Labware revenues in the U.S. were negatively impacted by weakness in core consumables. The segment’s revenues also reflected softness in Western Europe due to government research funding delays. For the nine-month period ended June 30, 2011, BD Biosciences revenues increased by 5.7 percent, or 2.7 percent on a foreign currency-neutral basis.
Geographic Results
Third quarter revenues in the U.S. were $855 million, representing an increase of 5.7 percent compared with the prior-year period. Revenues outside of the U.S. were $1.159 billion, representing an increase of 13.4 percent compared with the prior-year period, or 4.1 percent on a foreign currency-neutral basis. Revenues reflected continued strength in emerging markets, which was partially offset

3

by ongoing challenging macroeconomic conditions in Western Europe. For the nine-month period ended June 30, 2011, revenues in the U.S. were $2.513 billion, representing an increase of 2.4 percent compared with the prior-year period. Revenues outside of the U.S. were $3.265 billion, representing an increase of 7.2 percent compared with the prior-year period, or 2.8 percent on a foreign currency-neutral basis.
Fiscal Year 2011 Outlook
Reported revenue growth guidance for the full fiscal year 2011 is expected to be at the higher end of the previously communicated range of 5 to 6 percent compared with fiscal year 2010, due to the anticipated effects of favorable currency. On a foreign currency-neutral basis, the Company is lowering its revenue growth guidance to an increase of about 3 percent versus its previously communicated guidance of about 3.5 percent, mainly due to lower than expected sales in Western Europe.
The Company is raising its previous guidance for reported diluted earnings per share from continuing operations for fiscal year 2011 from $5.55-$5.65 to $5.65-$5.70, an increase of approximately 15 to 16 percent over fiscal year 2010, due to the anticipated effects of favorable currency. Diluted earnings per share from continuing operations for fiscal year 2011 are expected to increase 14 to 15 percent over adjusted diluted earnings per share from continuing operations of $4.94, excluding the specified item, for fiscal year 2010. The specified item represents the aforementioned 2010 non-cash charge of $0.04 per share related to healthcare reform. On a currency-neutral basis, the Company continues to expect diluted earnings per share from continuing operations to increase about 10 percent over adjusted diluted earnings per share in the prior-year period, despite lower than expected revenue growth and higher resin costs.

4

Conference Call Information
A conference call regarding BD’s third quarter results and its expectations will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Tuesday, August 2, 2011. The slides are available concurrent with the issuance of this press release at www.bd.com/investors. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 855-859-2056 (domestic) and 404-537-3406 (international) through the close of business on Tuesday, August 9, 2011, access code 82566570.
Non-GAAP Financial Measures
This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables.
About BD
BD is a leading global medical technology company that develops, manufactures and sells medical devices, instrument systems and reagents. The Company is dedicated to improving people’s health throughout the world. BD is focused on improving drug delivery, enhancing the quality and speed of diagnosing infectious diseases and cancers, and advancing research, discovery and production of new drugs and vaccines. BD’s capabilities are instrumental in combating many of the world’s most pressing diseases. Founded in 1897 and headquartered in Franklin Lakes, New Jersey, BD employs approximately 29,000 associates in more than 50 countries throughout the world. The Company serves healthcare institutions, life science researchers, clinical laboratories, the pharmaceutical industry and the general public. For more information, please visit www.bd.com.
***

5

This press release, including the section entitled “Fiscal Year 2011 Outlook”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share. Forward-looking statements may be identified by the use of words such as “expect”, “estimate” or words of similar meaning in conjunction with statements of future performance. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially from any forward-looking statement. These factors include, but are not limited to: the potential adverse effects that the earthquake and tsunami in Japan and the situation regarding the Fukushima, Japan nuclear power plant may have on BD’s future operations in Japan; the unknown consequences of the recently-enacted healthcare reform in the United States, including the impact of the reduction in Medicare and Medicaid payments to hospitals, pharmaceutical companies and other customers, which could reduce demand for BD’s products and increase downward pricing pressure; adverse changes in regional, national or foreign economic conditions, including any impact that may result from the current global economic situation on BD’s ability to access credit markets and finance its operations, the demand for BD’s products and services, or its suppliers’ ability to provide products needed for BD’s operations; changes in interest or foreign currency exchange rates; competitive factors; pricing and market share pressures; difficulties inherent in product development and delays in product introductions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; new or changing laws impacting BD’s business or changes in enforcement practices with respect to such laws; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform, including changes in government pricing and reimbursement policies or other cost containment reforms; the effects of potential pandemic diseases; BD’s ability to successfully integrate any businesses it acquires; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. BD does not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

6

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per share data)

	Three Months Ended June 30,
	2011	2010	%Change

REVENUES	$2,014,081	$1,830,911	10.0

Cost of products sold	951,980	883,434	7.8
Selling and administrative	474,646	416,468	14.0
Research and development	115,748	108,047	7.1

TOTAL OPERATING COSTS AND EXPENSES	1,542,374	1,407,949	9.5

OPERATING INCOME	471,707	422,962	11.5

Interest income	11,508	2,094	NM
Interest expense	(22,211)	(13,085)	69.7
Other (expense) income, net	(363)	1,402	NM

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	460,641	413,373	11.4

Income tax provision	122,531	119,213	2.8

INCOME FROM CONTINUING OPERATIONS	338,110	294,160	14.9

INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX PROVISION OF $111 AND $4,340, RESPECTIVELY	4,948	12,748	(61.2)

NET INCOME	$343,058	$306,908	11.8

EARNINGS PER SHARE

Basic:
Income from continuing operations	$1.54	$1.26	22.2
Income from discontinued operations	$0.02	$0.05	(60.0)
Net income (1)	$1.57	$1.32	18.9

Diluted:
Income from continuing operations	$1.51	$1.23	22.8
Income from discontinued operations	$0.02	$0.05	(60.0)
Net income (1)	$1.53	$1.29	18.6

AVERAGE SHARES OUTSTANDING

Basic	218,966	233,242
Diluted	223,567	238,319

NM — Not Meaningful

(1)	Total per share amounts may not add due to rounding

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per share data)

	Nine Months Ended June 30,
	2011	2010	%Change

REVENUES	$5,778,109	$5,499,138	5.1

Cost of products sold	2,738,000	2,642,250	3.6
Selling and administrative	1,364,543	1,283,217	6.3
Research and development	350,441	307,391	14.0

TOTAL OPERATING COSTS AND EXPENSES	4,452,984	4,232,858	5.2

OPERATING INCOME	1,325,125	1,266,280	4.6

Interest income	41,294	20,535	NM
Interest expense	(61,685)	(38,985)	58.2
Other expense, net	(7,481)	(788)	NM

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,297,253	1,247,042	4.0

Income tax provision	333,804	363,755	(8.2)

INCOME FROM CONTINUING OPERATIONS	963,449	883,287	9.1

INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX PROVISION OF $711 AND $13,058, RESPECTIVELY	7,566	37,628	(79.9)

NET INCOME	$971,015	$920,915	5.4

EARNINGS PER SHARE

Basic:
Income from continuing operations	$4.33	$3.75	15.5
Income from discontinued operations	$0.03	$0.16	(81.3)
Net income	$4.36	$3.91	11.5

Diluted:
Income from continuing operations	$4.23	$3.66	15.6
Income from discontinued operations	$0.03	$0.16	(81.3)
Net income	$4.26	$3.82	11.5

AVERAGE SHARES OUTSTANDING

Basic	222,674	235,316
Diluted	227,782	241,151

NM — Not Meaningful

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY SEGMENT AND GEOGRAPHIC AREA
(Unaudited; Amounts in thousands)

	Three Months Ended June 30,
	2011	2010	%Change

BD MEDICAL
United States	$416,729	$381,761	9.2
International	628,107	563,761	11.4

TOTAL	$1,044,836	$945,522	10.5

BD DIAGNOSTICS
United States	$312,802	$303,521	3.1
International	318,557	272,748	16.8

TOTAL	$631,359	$576,269	9.6

BD BIOSCIENCES
United States	$125,933	$124,146	1.4
International	211,953	184,974	14.6

TOTAL	$337,886	$309,120	9.3

TOTAL REVENUES
United States	$855,464	$809,428	5.7
International	1,158,617	1,021,483	13.4

TOTAL	$2,014,081	$1,830,911	10.0

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY SEGMENT AND GEOGRAPHIC AREA
(Unaudited; Amounts in thousands)

	Nine Months Ended June 30,
	2011	2010	%Change

BD MEDICAL
United States	$1,220,744	$1,196,105	2.1
International	1,731,969	1,641,722	5.5

TOTAL	$2,952,713	$2,837,827	4.0

BD DIAGNOSTICS
United States	$932,269	$906,566	2.8
International	906,160	820,849	10.4

TOTAL	$1,838,429	$1,727,415	6.4

BD BIOSCIENCES
United States	$360,234	$351,933	2.4
International	626,733	581,963	7.7

TOTAL	$986,967	$933,896	5.7

TOTAL REVENUES
United States	$2,513,247	$2,454,604	2.4
International	3,264,862	3,044,534	7.2

TOTAL	$5,778,109	$5,499,138	5.1

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended June 30,
(Unaudited; Amounts in thousands)

	United States
	2011	2010	%Change

BD MEDICAL
Medical Surgical Systems	$244,756	$239,866	2.0
Diabetes Care	100,465	96,071	4.6
Pharmaceutical Systems	71,508	45,824	56.0

TOTAL	$416,729	$381,761	9.2

BD DIAGNOSTICS
Preanalytical Systems	$162,589	$159,228	2.1
Diagnostic Systems	150,213	144,293	4.1

TOTAL	$312,802	$303,521	3.1

BD BIOSCIENCES
Cell Analysis	$89,162	$84,365	5.7
Discovery Labware	36,771	39,781	(7.6)

TOTAL	$125,933	$124,146	1.4

TOTAL UNITED STATES	$855,464	$809,428	5.7

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended June 30, (continued)
(Unaudited; Amounts in thousands)

	International
			% Change
	2011	2010	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$284,262	$253,687	12.1	3.0	9.1
Diabetes Care	119,719	101,081	18.4	7.8	10.6
Pharmaceutical Systems	224,126	208,993	7.2	(1.8)	9.0

TOTAL	$628,107	$563,761	11.4	2.1	9.3

BD DIAGNOSTICS
Preanalytical Systems	$167,737	$144,298	16.2	6.0	10.2
Diagnostic Systems	150,820	128,450	17.4	7.5	9.9

TOTAL	$318,557	$272,748	16.8	6.7	10.1

BD BIOSCIENCES
Cell Analysis	$165,866	$146,068	13.6	5.5	8.1
Discovery Labware	46,087	38,906	18.5	8.9	9.6

TOTAL	$211,953	$184,974	14.6	6.2	8.4

TOTAL INTERNATIONAL	$1,158,617	$1,021,483	13.4	4.1	9.3

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended June 30, (continued)
(Unaudited; Amounts in thousands)

	Total
			% Change
	2011	2010	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$529,018	$493,553	7.2	2.5	4.7
Diabetes Care	220,184	197,152	11.7	6.2	5.5
Pharmaceutical Systems	295,634	254,817	16.0	8.6	7.4

TOTAL	$1,044,836	$945,522	10.5	4.9	5.6

BD DIAGNOSTICS
Preanalytical Systems	$330,326	$303,526	8.8	4.0	4.8
Diagnostic Systems	301,033	272,743	10.4	5.7	4.7

TOTAL	$631,359	$576,269	9.6	4.8	4.8

BD BIOSCIENCES
Cell Analysis	$255,028	$230,433	10.7	5.6	5.1
Discovery Labware	82,858	78,687	5.3	0.6	4.7

TOTAL	$337,886	$309,120	9.3	4.3	5.0

TOTAL REVENUES	$2,014,081	$1,830,911	10.0	4.8	5.2

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Nine Months Ended June 30,
(Unaudited; Amounts in thousands)

	United States
	2011	2010	%Change

BD MEDICAL
Medical Surgical Systems	$733,582	$751,032	(2.3)
Diabetes Care	295,989	285,150	3.8
Pharmaceutical Systems	191,173	159,923	19.5

TOTAL	$1,220,744	$1,196,105	2.1

BD DIAGNOSTICS
Preanalytical Systems	$481,624	$465,395	3.5
Diagnostic Systems	450,645	441,171	2.1

TOTAL	$932,269	$906,566	2.8

BD BIOSCIENCES
Cell Analysis	$252,423	$240,152	5.1
Discovery Labware	107,811	111,781	(3.6)

TOTAL	$360,234	$351,933	2.4

TOTAL UNITED STATES	$2,513,247	$2,454,604	2.4

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in thousands)

	International
			% Change
	2011	2010	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$812,752	$756,963	7.4	2.1	5.3
Diabetes Care	345,837	301,508	14.7	9.6	5.1
Pharmaceutical Systems	573,380	583,251	(1.7)	(3.5)	1.8

TOTAL	$1,731,969	$1,641,722	5.5	1.5	4.0

BD DIAGNOSTICS
Preanalytical Systems	$467,570	$425,967	9.8	4.6	5.2
Diagnostic Systems	438,590	394,882	11.1	5.7	5.4

TOTAL	$906,160	$820,849	10.4	5.2	5.2

BD BIOSCIENCES
Cell Analysis	$498,864	$464,091	7.5	3.1	4.4
Discovery Labware	127,869	117,872	8.5	2.3	6.2

TOTAL	$626,733	$581,963	7.7	2.9	4.8

TOTAL INTERNATIONAL	$3,264,862	$3,044,534	7.2	2.8	4.4

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in thousands)

	Total
			% Change
	2011	2010	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$1,546,334	$1,507,995	2.5	(0.1)	2.6
Diabetes Care	641,826	586,658	9.4	6.8	2.6
Pharmaceutical Systems	764,553	743,174	2.9	1.5	1.4

TOTAL	$2,952,713	$2,837,827	4.0	1.7	2.3

BD DIAGNOSTICS
Preanalytical Systems	$949,194	$891,362	6.5	4.0	2.5
Diagnostic Systems	889,235	836,053	6.4	3.8	2.6

TOTAL	$1,838,429	$1,727,415	6.4	3.9	2.5

BD BIOSCIENCES
Cell Analysis	$751,287	$704,243	6.7	3.8	2.9
Discovery Labware	235,680	229,653	2.6	(0.5)	3.1

TOTAL	$986,967	$933,896	5.7	2.7	3.0

TOTAL REVENUES	$5,778,109	$5,499,138	5.1	2.6	2.5

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
SAFETY REVENUES
(Unaudited; Amounts in thousands)

	Three Months Ended June 30,
			% Change
	2011	2010	Reported	FXN	FX Impact

TOTAL SAFETY REVENUES
United States	$280,696	$270,604	3.7	3.7	—
International	198,417	157,851	25.7	14.1	11.6

TOTAL	$479,113	$428,455	11.8	7.6	4.2

BY SEGMENT
BD Medical	$223,460	$195,400	14.4	10.4	4.0
BD Diagnostics	255,653	233,055	9.7	5.2	4.5

TOTAL	$479,113	$428,455	11.8	7.6	4.2

	Nine Months Ended June 30,
			% Change
	2011	2010	Reported	FXN	FX Impact

TOTAL SAFETY REVENUES
United States	$828,002	$825,463	0.3	0.3	—
International	545,530	461,517	18.2	11.9	6.3

TOTAL	$1,373,532	$1,286,980	6.7	4.5	2.2

BY SEGMENT
BD Medical	$641,635	$610,262	5.1	3.0	2.1
BD Diagnostics	731,897	676,718	8.2	5.8	2.4

TOTAL	$1,373,532	$1,286,980	6.7	4.5	2.2

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY2011 Year-to-Date Reconciliation
(Unaudited; Amounts in millions, except per share data)

	Nine Months Ended June 30,
	Reported	Reported		Adjusted	Adjusted
	FY 2011	FY 2010	Tax (1)	FY 2010	%Growth

Diluted Earnings per Share
from Continuing Operations	$4.23	$3.66	$0.04	$3.70	14.3%

(1)	Represents a non-cash charge related to healthcare reform impacting Medicare Part D reimbursements.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
Quarter-to-Date Fiscal 2011 Reconciliation — FX Impact
(Unaudited; Amounts in millions, except per share data)

	Three Months Ended June 30,
	Reported	Reported	Reported Growth	Foreign Currency	FY10 Hedge	Total	FXN	FXN
	FY 2011	FY 2010	$	Translation	Loss	FX	Change	Growth

REVENUES	$2,014	$1,831	$183	$94	$1	$96	$88	4.8%

Diluted Earnings per Share from Continuing Operations	$1.51	$1.23	$0.28	$0.11	$0.00	$0.11	$0.17	13.8%

         All figures rounded. Totals may not add due to rounding.

         FXN = Foreign Currency Neutral

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
Year-to-Date Fiscal 2011 Reconciliation — FX Impact
(Unaudited; Amounts in millions, except per share data)

	Nine Months Ended June 30,
			Adjusted	Foreign	FY10		Adjusted
	Reported	Adjusted	Growth	Currency	Hedge	Total	FXN	FXN
	FY 2011	FY 2010	$	Translation	Loss	FX	Change	Growth

REVENUES	$5,778	$5,499	$279	$94	$43	$136	$143	2.6%

Diluted Earnings per Share
from Continuing Operations	$4.23	$3.70	$0.53	$0.12	$0.11	$0.23	$0.30	8.1%

     All figures rounded. Totals may not add due to rounding.
     FXN = Foreign Currency Neutral

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY2010 Total Year Reconciliation

Reported Diluted Earnings per Share from Continuing Operations	$4.90

Tax (1)	0.04

Adjusted Diluted Earnings per Share from Continuing Operations	$4.94

(1)	Represents a non-cash charge related to healthcare reform impacting Medicare Part D reimbursements.